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                                                                     Exhibit 4.3

                        NORTH ATLANTIC ACQUISITION CORP.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NO. WA-                                                         CLASS A WARRANTS

This Warrant Certificate certifies that                         CUSIP


or registered assigns, is the registered holder of the number of Class A Redeemable Unit Purchase Warrants (the "Warrants") set forth above to purchase initially, at any time from the closing date of the first Business Combination (as defined in the Warrant Agreement described below), until 5:00 p.m., New York time on the first anniversary of such initial exercise date (the "Expiration Date"), one (1) fully paid and nonassessable share per Warrant (the "Shares"), of Class A Common Stock, $.01 par value (the "Common Stock"), of North Atlantic Acquisition Corp., a Delaware corporation (the "Company"), at the exercise price of $9.00 per Share (the "Exercise Price"), upon the surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant
agreement dated as of         (the "Warrant Agreement") by and among the Company
and American Stock Transfer & Trust Company (the "Transfer Agent"). Copies of the Warrant Agreement are on file at the office of the Corporation and are available on written request and without cost. Payment of the Exercise Price shall be made by certified or cashier's check or money order payable to the order of the Company. No Warrant may be exercised after 5:00P.M. New York Time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by the Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement. The Warrant Agreement also provides that the Warrants are redeemable by the Company upon the occurrence of certain conditions set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange as provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder (s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof; and of any distribution to the holder(s) hereof; and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.

                                                NORTH ATLANTIC ACQUISITION CORP.
DATED:


        [1995 DELAWARE NORTH ATLANTIC ACQUISITION CORP. CORPORATE SEAL]


       Secretary         David J. Mitchell, Chairman and Chief Executive Officer


Countersigned and Registered:
 AMERICAN STOCK TRANSFER & TRUST COMPANY
By                          Transfer Agent
                Warrant Agentand Registrar


                        Authorized Officer


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                               FORM OF ASSIGNMENT

 (To be executed by the registered holder if such holder desires to transfer the
                             Warrant Certificate.)

     FOR VALUE RECEIVED,................hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

______________________________________

______________________________________..........................................
                                   (Please print name and address of transferee)

 ................................................................................

 ................................................................... this Warrant
Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint

 ...................................................................... Attorney,
to transfer the within Warrant Certificate on the books of North Atlantic Acquisition Corp., with full power of substitution.

Dated:..................................      ..................................
                                                        Signature

                                               (Insert Social Security or Other
                                                 Identifying Number of Holder)

                                              ..................................
                                                     Signature Guaranteed



NOTE: THE ABOVE SIGNATURE SHOULD CORRESPOND EXACTLY WITH THE NAME OF THE FACE OF THIS CERTIFICATE AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE MEDALLION PROGRAM.

                          FORM OF ELECTION TO PURCHASE

 The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:


 ................ Shares of Class A Common Stock, and herewith tenders in payment for such securities a certified or cashier's check or money order payable to the order of North Atlantic Acquisition Corp. in the amount of $..............., all in accordance with the terms hereof.  The undersigned requests that a certificate for such securities be registered in the name
of ............................. whose address is .............................
and that such Certificate be delivered to .............................. whose address is ..............................

Dated:..................................      ..................................
                                                        Signature

                  ..............................................................
               Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate

                  ..............................................................
                  (Insert Social Security or Other Identifying Number of Holder)